FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Chris Barnes, (972) 673-5539
Investor Relations
Heather Catelotti, (972) 673-5869

DR PEPPER SNAPPLE GROUP TO PRESENT AT UBS GLOBAL CONSUMER AND RETAIL CONFERENCE 2017

PLANO, Texas – March 1, 2017 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) today announced that Michael Simon, Chief Marketing Officer of Bai Brands, and Heather Catelotti, Vice President of Investor Relations, will present at the UBS Global Consumer and Retail Conference 2017 in Boston on Wednesday, March 8, at 2:30 p.m. EST.

The audio will be accessible live through the DPS website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have seven of the top 10 non-cola soft drinks, and nine of our 10 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Bai, Canada Dry, Clamato, Crush, Hawaiian Punch, IBC, Mott’s, Mr & Mrs T mixers, Peñafiel, Rose’s, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.

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